Exhibit 10.2

Transfer and Assignment Agreement between

MAP Pharmaceuticals, Inc

And

Telesso Technologies Limited

(Formerly Eiffel Technologies Limited)

This Transfer and Assignment Agreement (“Transfer Agreement”) is made and entered into between MAP Pharmaceuticals, Inc, of 2400 Bayshore Parkway, Suite 200, Mountain View, CA, 94043, US, a Delaware corporation (“MAP”) and Telesso Technologies Limited (formerly Eiffel Technologies Limited), ACN 072 178 977, of 3 Innovation Road, North Ryde, NSW 2113 Australia (“Eiffel”). Eiffel and MAP are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

A. Whereas Eiffel wishes to 1) transfer and assign to MAP all intellectual property and know-how related to Eiffel’s supercritical fluid particle technology owned by Eiffel (the “Technology”) and 2) transfer to MAP the Capital Equipment (listed in Exhibit A, 3 pages), raw materials, SOPs, manufacturing records and protocols, and know-how related to the Technology;

B. Whereas MAP wishes to acquire the Technology, to receive and take possession of the Capital Equipment and to acquire the raw materials, standard operating procedures, manufacturing records and protocols and know-how related to the Technology.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Agreement

Now, Therefore, in consideration of the foregoing and covenants, promises and consideration contained in this Transfer Agreement, the Parties agree as follows:

1. Definitions

1.1 “Licensors” shall mean the University of Sydney, Sydney, New South Wales, 2006, Australia and Unisearch Limited (now NewSouth Innovations Pty Limited), Rupert Myers Building, Gate 14, Barker Street, UNSW, New South Wales 2052, Australia.

1.2 “Licence Agreement” shall mean the Licence Agreement between Licensors and Eiffel dated 18 April 2001.

1.3 “Licensors’ Patents” shall mean those patent applications claiming priority to or the benefit of Australian Application Number [****] and/or Patent Cooperation Treaty Application Number [****], together with all divisionals, continuations, continuations-in-part and any foreign equivalents or counterparts of the foregoing, and any patents issuing on any of the foregoing, together with all registrations, substitutions, renewals, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts of the foregoing, in respect of the Technology; Licensors’ Patents shall specifically include, but not be limited to, Australian Application Number [****], Canadian Application Number [****], European Application Number [****], Japanese Application Number [****]and United States Application Number [****]. It is understood that MAP is currently negotiating with Licensors and Eiffel to effect a deed of novation (“Deed of Novation”) of the Licence Agreement wherein MAP will replace Eiffel as a party to the License Agreement on similar terms as the License Agreement, but with certain amendments, with respect to royalty rates and the definition of the term “patents.”

1.4 “Transfer Agreement Patents” shall mean all patents and patent applications listed in Exhibit B (1 page) to this Transfer Agreement and any patent applications and any patents derived and/or issuing therefrom, without limitation, together with any extensions, re-issues, re-examinations, substitutions, renewals, divisions, provisionals, continuations, continuations-in-part and counterparts, filed with or issued by any national or regional patent authority, and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof; and any other form of government-issued right substantially similar to any of the foregoing, thereof or therefor in respect of the Technology. The Transfer Agreement Patents specifically exclude Licensors’ Patents as defined in the Licence Agreement and the patent application (and patents claiming priority from) [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.5 “Transfer Agreement Intellectual Property” shall mean all intellectual property l related to the Technology, including, but not limited to, the know-how related to the Technology, the Transfer Agreement Patents and the production methods to be implemented and/or developed as described in the Technology Transfer Plan.

1.6 “Effective Date” of this Transfer Agreement shall be the date that the Transfer Agreement is executed by both Parties.

1.7 “Capital Equipment” shall mean the equipment and goods listed in Exhibit A (3 pages) of this Transfer Agreement.

1.8 “MAP’s Mountain View Facility” means that facility operated by MAP at 2400 Bayshore Parkway, Suite 200, Mountain View, CA, 94043, United States.

2. Assignment of Intellectual Property

2.1 Eiffel does hereby irrevocably assign to MAP all right, title and interest to the Transfer Agreement Intellectual Property. Rights to the specific intellectual property of Licensors, previously licensed by Licensors to Eiffel under the Licence Agreement are NOT covered by this Agreement. Within sixty (60) days of the Effective Date, or such longer period as under applicable law, Eiffel shall prepare and file, at its own expense, all necessary paperwork with the appropriate national or international patent authorities necessary to assign to MAP all rights to the Transfer Agreement Intellectual Property. Eiffel shall provide MAP with copies of the official recordation notices of said assignments received from each appropriate national or international patent authority.

2.2 Eiffel shall provide to MAP physical possession or copies thereof of all laboratory notebooks, papers, computer files, and the like, which record and document Eiffel’s development work related to the Technology and which might be needed to prosecute applications and/or defend the patents in case of litigation. In the event that the original notebooks, papers and the

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

like are not available or are contained within material(s) that is not subject to transfer to MAP, Eiffel may provide to MAP copies of such notebooks, papers and the like, provided that Eiffel agrees to maintain the originals of the such notebooks, papers and the like and agrees not to destroy or dispose of such originals without providing MAP sixty (60) days written notice of its intent to destroy or dispose of notebooks, papers and the like and further agrees to give MAP an opportunity to maintain such originals in a manner mutually agreed to by the Parties.

2.3 Eiffel shall inform all lawyers and/or law firms who have been retained by Eiffel and are currently handling the prosecution of patents and patent applications covered under the Transfer Agreement Intellectual Property of the transfer of ownership of the Transfer Agreement Intellectual Property and shall authorize those lawyers and law firms to give full disclosure of all files relating to patents which are Transfer Agreement Intellectual Property to MAP

2.4 Neither Party grants to the other Party any rights or license in or to any patent or other intellectual property right, whether by implication, estoppels or otherwise, except to the extent expressly provided for under this Transfer Agreement.

2.5 Eiffel agrees to fully cooperate with MAP, at the expense of MAP, in any litigation or dispute related to the Technology or the Transfer Agreement Intellectual Property whether such litigation or dispute is initiated by MAP or by a third party.

2.6 Eiffel agrees to fully cooperate with MAP, at the expense of MAP, in MAP’s negotiations with Licensors relating to a Deed of Novation and if necessary, further agrees to execute any documents or other instruments necessary to give effect to the Deed of Novation.

3. Technology Transfer Plan

3.1 Eiffel hereby agrees to sell and transfer Capital Equipment to MAP and shall use commercially best efforts to transfer and install the Capital Equipment at MAP’s Mountain View Facility, and to teach certain MAP personnel designated by MAP how to use the Capital Equipment, pursuant to the Technology Transfer Plan (Exhibit C, 15 pages). The Technology Transfer Plan includes Eiffel’s obligations to instruct MAP on relevant manufacturing protocols and standard operating procedures (SOPs), including the transfer of any and all know-how necessary to practice the Technology.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.2 Eiffel shall make available to MAP an Eiffel Project Leader as described in Technology Transfer Plan (Exhibit C). The parties agree that the identity of the Eiffel Project Leader is a material term to this Agreement and that, if the Eiffel Project Leader is to be a person other than the individual identified in Exhibit C, prior written consent of MAP is required. MAP shall pay the Eiffel Project Leader US$[****] upon final completion of the Final Technology Transfer Milestone as described in the Technology Transfer Plan (Exhibit C). The Eiffel Project Leader shall be solely responsible for payment of any taxes of any sort, related to the $[****], payable under Australian or United States law. The Eiffel Project Leader will spend at least six (6) months implementing and facilitating all aspects of the Technology Transfer Plan (Exhibit C). MAP shall be responsible for the Eiffel Project Leader’s reasonable living expenses during the Eiffel Project Leader’s stay in the Mountain View, California area, which expenses shall be limited to a) providing accommodations in an apartment or other accommodation in Mountain View and b) a rental car, both of which shall be selected and arranged for by MAP. Eiffel is responsible for the Project Leader’s salary, benefits, and any air travel expenses.

3.3 At MAP’s sole cost, MAP shall commit the resources necessary to ensure that the activities to be carried out at MAP’s Mountain View Facility under the Technology Transfer Plan (see Exhibit C) are able to be completed as soon as practicably possible.

4. Financial Terms

4.1 MAP will make to Eiffel a single payment of $[****] in United States dollars within ten (10) business days of the completion of both of the following:

(i) the receipt by MAP of the complete assignment documentation from each national and/or regional patenting authority as described in Section 2.1 of this Transfer Agreement, and

(ii) the receipt by MAP of the complete materials and documentation described in Section 2.2 of this Transfer Agreement.

The payment to Eiffel under this Section 4.1 is apart and separate from any payments made to Eiffel under Section 4.2.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.2 MAP shall make the following payments to Eiffel related to the transfer of Capital Equipment and Eiffel know-how as provided in the Technology Transfer Plan:

(i) $[****] in United States dollars upon receipt of [****];

(ii) $[****] in United States dollars upon achievement [****]; and

(iii) $[****] in United States dollars upon achievement of [****];

4.3 MAP will pay Eiffel the following milestone payments for the first product developed by MAP using the Transfer Agreement Intellectual Property:

4.3.1 A one-time payment of $[****] in United States dollars upon [****];

4.3.2 A one-time payment $[****] in United States dollars upon [****].

4.4 The payments set forth in this Section 4 represent the total payments of any type and for any purpose related to the transfer of the Capital Equipment and all of Eiffel’s raw materials, SOPs, manufacturing records and protocols, the Transfer Agreement Intellectual Property and know-how related to the Technology, including any taxes that may be related thereto. MAP shall pay any shipping costs that may be related to the Transfer of the Capital Equipment and any related material upon prior written approval of MAP.

4.5 Each of the payments in sections 4.1, 4.2 and 4.3, shall be made by MAP within thirty (30) days of the achievement of the relevant milestone. MAP shall make all payments to the bank account designated by Eiffel in writing.

5. Representations, Warranties and Indemnity

5.1 Eiffel represents and warrants to MAP, as of the Effective Date, as follows:

5.1.1 Eiffel has the right to enter into this Transfer Agreement and execute the assignments of Transfer Agreement Patents to MAP as provided herein, that there are no agreements between Eiffel and a third party that conflict with this Transfer Agreement, that Eiffel has not previously granted any third party rights in the Transfer Agreement Intellectual Property; that Eiffel will not enter into any agreements with a third party in the future that will conflict with this Transfer Agreement and that Eiffel has taken all corporation action necessary to authorize the execution and delivery of this Transfer Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.1.2 Other than routine patent office examination reports, office actions and administrative patent office appeals, Eiffel is not aware of litigation proceedings, oppositions, interferences or other formal challenges lodged with or by a judicial or Governmental authority against the Transfer Agreement Patents or enforcement actions brought by Eiffel against third parties in connection with the Transfer Agreement Patents.

5.1.3 Other than routine patent office examination reports, office actions and administrative patent office appeals, Eiffel has not received written notice from any third party indicating that the use of Transfer Agreement Intellectual Property infringes any third party patent rights.

5.1.4 Other than the Transfer Agreement Patents there are no additional patents or patent applications, issued or pending in any national or regional patent office, owned or controlled by Eiffel, that are related to the Technology or are necessary or are useful to allow MAP to exercise the rights granted to it by Eiffel under this Transfer Agreement.

5.1.5 That Eiffel is not aware of any actual, threatened or potential liabilities relating to any of the Capital Equipment or Transfer Agreement Intellectual Property at the time of transfer. Eiffel agrees to defend, indemnify and hold harmless MAP for any third party claims related to the Capital Equipment and other transferred physical assets which were incurred prior to the Effective Date.

5.1.6 To the best of Eiffel’s knowledge, the use by MAP of Capital Equipment, the Transfer Agreement Intellectual Property does not infringe or present any potential infringement of any third party’s intellectual property rights. Eiffel agrees to defend, indemnify and hold harmless MAP for any and all liability arising out of any claims of infringement of intellectual property rights by third parties related to the Capital Equipment and Transfer Agreement Intellectual Property assets, which infringement occurred prior to the Effective Date.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.1.7 Eiffel and its employees assigned to carry out the activities contemplated by this Transfer Agreement have the requisite skill and technical knowledge to complete such activities.

5.1.8 That no application or order has been made for the winding up or liquidation of Eiffel; no action has been taken to seize or take possession of any of its assets; there are no unsatisfied judgments against it and it is able to pay its debts as they fall due.

5.1.9 That all inventors of the Transfer Agreement Intellectual Property have assigned or are under a legal duty to assign their rights and interests in the Transfer Agreement Intellectual Property to Eiffel.

5.1.10 That Eiffel Research and Devlopment PTY LTD (“ERD”) is a wholly owned subsidiary of Telesso and that Telesso has the right and authority to contractually bind ERD to this Transfer Agreement.

5.2 MAP represents and warrants to Eiffel, as of the Effective Date, as follows:

5.2.1 MAP has the right to enter into this Transfer Agreement, that there are no agreements between MAP and a third party that conflict with this Transfer Agreement, and it has taken all corporate action necessary to authorize the execution and delivery of this Transfer Agreement.

5.2.2 MAP and those of its employees who are assigned to carry out the activities contemplated by this Transfer Agreement have the requisite skill and technical knowledge to be trained by Eiffel in the set up, use, and operation of the Capital Equipment and the related supercritical fluid methods and know-how.

5.2.3 No application or order has been made for the winding up or liquidation of MAP; no action has been taken to seize or take possession of any of its assets; there are no unsatisfied judgments against it and it is able to pay its debts as they fall due.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.3 Eiffel shall at all times defend, indemnify and hold harmless MAP and its affiliates and their respective directors, officers, employees, scientific advisors and consultants (each, a “MAP Indemnitee”) against any and all claims arising out of or resulting from any claim, action, suit or other proceeding brought by a third party against a MAP Indemnitee arising or resulting out of (i) any breach of any express representation, warranty or covenant by Eiffel under this Transfer Agreement, or (ii) the negligence or willful misconduct of Eiffel or any of its respective directors, officers and employees; provided however, Eiffel shall not so defend, indemnify and hold harmless a MAP Indemnitee to the extent that any such claim arises from knowing or willful misconduct of a MAP Indemnitee.

5.4 MAP shall at all times defend, indemnify and hold harmless Eiffel and its affiliates and their respective directors, officers, employees, scientific advisors and consultants (each, an “Eiffel Indemnitee”) against any and all claims, damages, losses, liabilities, settlement amounts and expenses (including reasonable attorneys’ fees) arising out of or resulting from any claim, action, suit or other proceeding brought by a third party against an Eiffel Indemnitee arising or resulting out of (i) any breach of any express representation, warranty or covenant by MAP under this Transfer Agreement, or (ii) the negligence or willful misconduct of MAP or any of its respective directors, officers and employees; provided however, MAP shall not so defend, indemnify and hold harmless an Eiffel Indemnitee to the extent that any such claim arises from knowing or willful misconduct of a Eiffel Indemnitee.

5.5 The Party seeking an indemnity shall (i) fully and promptly notify the other Party of any claim or proceedings, or threatened claim or proceedings; (ii) permit the indemnifying Party to take full control of such claim or proceedings, with counsel of the indemnifying Party’s choice, provided that the indemnifying Party shall reasonably and regularly consult with the indemnified Party in relation to the progress and status of such claim or proceedings; (iii) fully co-operate in the investigation and defense of such claim or proceedings; (iv) not acknowledge the validity of, compromise or otherwise settle any such claim or proceedings without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed; and (v) take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

6. Venue and Choice of Law

6.1 The Parties agree that California law shall govern this Transfer Agreement, without reference to its choice of law provisions. Both Parties consent to the jurisdiction of the federal and state courts presiding in the state of California, United States and agree to accept service of process by mail and hereby waive any and all jurisdictional and venue defenses otherwise available.

7. Existing and Related Agreements

7.1 On 22 September 2005, MAP and Eiffel executed the RESEARCH AND DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (“Supply Agreement”). Upon execution of this Transfer Agreement, the Supply Agreement shall be terminated and all rights and obligations of both MAP and Eiffel under said Supply Agreement shall be null and void being replaced by the mutual rights and obligations of the Parties under this Transfer Agreement.

8. Confidentiality

8.1 The Parties agree that as a consequence of carrying out the obligations of the Transfer Agreement as set forth herein it may be necessary from time to time to disclose to each other, or one Party may become aware of, certain confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information relating the services and business of a Party. The foregoing shall be referred to collectively as “Confidential Information”.

8.2 Any Confidential Information of a Party that is disclosed , or becomes known, to the other Party (the “Receiving Party”) shall be used by the Receiving Party exclusively for the purposes of fulfilling the Receiving Party’s obligations under this Transfer Agreement and for no other purpose. Except as otherwise specifically provided herein, each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party’s obligations under this Transfer Agreement, and not to any other third party. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Transfer Agreement relating to Confidential Information and their duties hereunder and to obtain or have obtained their agreement to keep such Confidential Information in confidence under terms and conditions no less restrictive than those contained herein.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

8.3 Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information obtained under this Transfer Agreement.

8.4 Notwithstanding the foregoing, Confidential Information shall not include any information that: (i) is properly in the public domain, provided that information shall not be deemed to be in the public domain merely because it is embraced by more general information which is publicly known; (ii) is disclosed to the Receiving Party by a third party who may lawfully do so and is not under an obligation of confidentiality to the other Party; (iii) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the other Party, as documented by business records; (iv) can be shown by written records to have been independently developed by the Receiving Party, without the aid, application, reference to or use of the Confidential Information of the disclosing Party; or (v) the other Party has specifically agreed in writing that the Receiving Party may disclose.

8.5 The Receiving Party may disclose Confidential Information solely to the extent that the Receiving Party is legally required or compelled to disclose such information pursuant to: (i) a valid order of a court or governmental authority; or (ii) any other requirement of law or any securities or stock exchange; provided that if the Receiving Party becomes legally required to make such disclosure, the Receiving Party shall give the other Party prompt notice of such fact to enable the other Party to seek a protective order, confidential treatment, or other appropriate remedy concerning any such disclosure. The Receiving Party shall fully co-operate with the other Party hereto in connection with that other Party’s efforts to obtain any such order or other remedy. The Receiving Party shall make such disclosure only to the extent that the same is legally required.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

9. Miscellaneous

9.1 No announcement or public statement concerning the existence, subject matter or any term of this Transfer Agreement shall be made by or on behalf of any Party hereto without the prior written approval of the other Party except to the extent required to be disclosed by MAP, in its sole judgment, to fulfil its public company disclosure obligations

9.2 At the request of either of the Parties, the other Party shall (and shall use reasonable efforts to procure that any other necessary third parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to the signing of this Transfer Agreement for assuring to, or vesting in, the requesting Party the full benefit of the terms hereof.

9.3 No amendment, modification or addition hereto shall be effective or binding on either Party hereto unless set forth in writing and executed by a duly authorised representative of both Parties hereto. This Transfer Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Transfer Agreement.

9.4 No waiver of any right under this Transfer Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Transfer Agreement.

9.5 Nothing contained in this Transfer Agreement is intended or is to be construed to constitute either of the Parties hereto as partners or members of a joint venture or either Party as an employee of the other Party. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have as of the Effective Date duly executed this Agreement.

MAP PHARMACEUTICALS INC.		TELESSO TECHNOLOGIES LIMITED

Signature:	/s/ Timothy S. Nelson	Signature:	/s/ Nelson K. Stacks
Name:	Timothy S. Nelson	Name:	Nelson K. Stacks
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer, Telesso
Date:	June 19, 2008	Date:	June 19, 2008

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

List of Capital Equipment for Transfer

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

List of Transfer Agreement Patents

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Technology Transfer Plan

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.